                                  EXHIBIT 10.45




                             DATED November 24, 2004




                             (1) TComm (UK) Limited

                                      -and-

                             (2) Stewart McLean








               --------------------------------------------------

                                    EXECUTIVE
                                SERVICE AGREEMENT

               --------------------------------------------------
















                               [MORGAN LEWIS LOGO]

                                2 Gresham Street
                                     London
                                    EC2V 7PE
                               Tel: 020 7710 5500
                               Fax: 020 7710 5600

THIS SERVICE AGREEMENT dated the 24th day of November 2004


BETWEEN:

(1)   TComm (UK) Limited of 20-22 Bedford Row, London WC1R 4JS (the "Company");
      and

(2) Stewart McLean of 2 Suffolk Street, Batley, West Yorkshire, WF17 7RZ (the "Executive").


NOW IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

      1.1    Definitions


             Except where the context otherwise requires, the following definitions are used in this Agreement (including the Schedule attached):


             "ASSOCIATED COMPANY"      Means a company which is from time to
                                       time a member of the Company or a holding company or a subsidiary of such company
                                       (other than the Company) or a subsidiary of the Company. In this definition
                                       "subsidiary" and "holding company" have
                                       the same meanings as in Section 736 of
                                       the Companies Act 1985 and "member" has
                                       the same meaning as in Section 22 of the Companies Act 1985;

             "THE BOARD"               The Board of Directors of the Company for
                                       the time being or such other person or
                                       persons as the Board may nominate as the representative of the Board for the purpose of this Agreement;

             "COMMENCEMENT DATE"       24th November, 2004;

             "THE EMPLOYMENT"          The employment established by this
                                       Agreement;

      1.2    Modification of Enactments


             Any reference to an enactment (or subordinate legislation or any rule made by any authority and having the effect of law) is a reference to it as amended from time to time and includes a reference to any repealed enactment which it may re-enact with or without amendment and any consolidation.

      1.3    Interpretation

             Unless there is something in the subject or context inconsistent therewith:

             1.3.1 words importing the singular include the plural and vice versa and references to persons or companies shall include bodies corporate;

             1.3.2   words importing any gender shall include all genders;

             1.3.3 the headings in this Agreement are for convenience only and shall not affect its interpretation; and

             1.3.4 words and phrases used in this Agreement which are defined in the Companies Act 1985 shall have the same meanings in this Agreement as their respective definitions in the Companies Act 1985.

2.    EMPLOYMENT

      2.1 Subject to the following terms of this Agreement, the Company shall employ the Executive and the Executive shall serve the Company as Managing Director or in such other capacity as the Company may reasonably require.

      2.2    The appointment shall commence on the Commencement Date.

      2.3 Subject to clause 10, the Employment shall be for a fixed term of three years from the Commencement Date provided that the term shall be extended automatically by one year on each anniversary of the Commencement Date unless either side has given at least three months' notice of non-renewal.

      2.4 The Executive warrants to the Company that by entering into this Agreement and performing his duties under it he will not be in breach of any contract or other obligation binding on him.

3.    DUTIES

      3.1 The Executive shall perform such duties and, exercise such powers as may from time to time be assigned to or vested in him by or under the authority of the Board and shall in all respects comply with all reasonable and lawful directions and restrictions made by or under the authority of the Board. The Executive may be required in pursuance of his Employment to be engaged not only on work on behalf of the Company but also on work on behalf of any Associated Company for the time being and at such place or places as may be required and may at any time be required to cease performing or exercising any duty or power for such period(s) and on such terms as the Board considers expedient.

      3.2 During the Employment, the Executive shall well, faithfully and diligently serve the Company and use his utmost endeavours to maintain, extend, develop and promote its interests, and shall (subject to holidays as hereinafter provided unless prevented by ill-health) devote the whole of his time, attention and abilities during normal business hours (which are 9:00 am to 5:30 p.m. Monday to Friday) to its affairs provided that he shall also attend to the business of the Company during such other hours as may reasonably be required for the proper discharge of his duties hereunder. The Executive shall not be entitled to receive any additional remuneration for such other hours of work.

      3.3 The Executive agrees to opt out of regulation 4(1) of the Working Time Regulations 1998 which has the effect of limiting his average working week (calculated in accordance with the Regulations) to a maximum of 48 hours. Should either the Company or the Executive wish to terminate this opt-out, then they may do so by giving the other not less than four weeks' written notice.

      3.4 The Executive shall at all times perform his duties with proper skill and care.

      3.5 The Executive shall not at any time during his Employment hereunder engage in any activity which does, or is likely to, detract from the proper performance of his duties hereunder nor (except in the course of his duties or with the written permission of the Board) render any services to nor have any direct or indirect financial interest in any business entity which is, in part or whole, in a similar field to the Company or any Associated Company, or is a client of the Company or any Associated Company provided that nothing contained in this Clause shall preclude the Executive from holding any shares or other securities (not exceeding three per cent of the shares or securities of the class concerned for the time being in issue) in any company whose shares are listed or dealt in on a recognised stock exchange.

      3.6 The Executive shall at all times keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business' finances or affairs of the Company. He shall provide such explanations and supply all information in his possession as the Board may require in connection with such conduct of the business, finances or affairs of the Company.

      3.7 The Executive shall comply with all the Company's rules, regulations and policies from time to time in force.

4.    REMUNERATION

      4.1 The Executive shall be paid for his services hereunder a salary which shall be payable by equal monthly installments on the first day of each month (or on the previous working day if such day falls on a weekend or bank holiday), in arrears. Such salary shall be deemed to accrue from day to day and shall be inclusive of any remuneration or fees to which the Executive may be entitled as director of the Company or of any Associated Company. The rate of payment shall be (pound)24,000 per annum for the first 12 months of this Agreement and thereafter payment shall be made at a rate of (pound)36,000 per annum or such other rate as the parties may agree.

      4.2 At least once in each six months, the Company shall review, but shall not be obliged to increase, the salary payable under this Agreement save as set out in clause 4.1 above.

      4.3 On the Commencement Date the Board and the Executive shall agree upon annual revenue targets for the Company for the three years from the Commencement Date and put in place a bonus scheme relative to those revenue targets. The Executive shall be entitled to participate in the bonus scheme upon such terms and conditions as shall be set by the Board in its absolute discretion from time to time. To be eligible for consideration for such a bonus, the Executive must still be in service and not under notice of termination on the date appointed for payment of the bonus. The amount of the bonus (if any) shall be in the absolute discretion of the Board and the Board shall be entitled to terminate any bonus put in place at any time upon one month's written notice to the Executive.

      4.4 The Company does not provide private medical insurance for its employees but shall (at its sole discretion) review the feasibility of putting in place such a scheme from time to time, but in no event shall the Company be under an obligation to provide such a scheme.

      4.5 The Executive shall be eligible to participate in the JAG Media Holdings, Inc stock option scheme. Membership of the said scheme shall be in accordance with the rules of the scheme for the time being in force and the vesting schedule and exercise price under the scheme applicable to the Executive are set out in the Schedule to this Agreement.

5.    PENSION

      The Company does not operate an occupational pension scheme applicable to the Employment and does not contribute to any personal pension scheme of the Executive but shall, at its sole discretion, review the Company's pension policy from time to time and shall notify the Executive of any changes as appropriate.

6.    EXPENSES

      The Company shall reimburse to the Executive such travelling, hotel, entertainment and other out-of-pocket expenses as shall from time to time be reasonably and properly incurred by him in the course of the Employment subject to the Executive furnishing the Company such information and evidence of the same including, without limitation, original receipts as the Company shall reasonably require and provided always that in any period of 12 months the Executive shall not incur out-of-pocket expenses in excess of (pound)500.00 on a single occasion or in excess of (pound)6,000 in aggregate without the prior written approval of the Board.

7.    HOLIDAYS

      7.1 The Executive shall be entitled to 25 working days' holiday in each calendar year at times convenient to the Board in addition to bank and other public holidays and shall be paid at the basic rate of salary as set out in clause 4.1 above in respect of all holidays taken. The entitlement to holiday and, on termination of the Employment, holiday pay in lieu of holiday, shall accrue pro rata throughout each year of the Employment.

      7.2 The Executive may not carry forward any unused holiday entitlement to any subsequent year without the consent of the Board. Any unused holiday remaining at the end of the year shall lapse and no payment in lieu of that entitlement will be made.

      7.3 Upon termination of the Employment the Company will, whichever is appropriate, pay the Executive in lieu of holiday accrued but not taken by the date of termination of the Employment (except where the Employment is terminated for gross misconduct, in which case no payment will be made) or deduct from the Executive's final salary payment or (in the event that this is insufficient) require the Executive to pay to the Company, an amount representing salary paid during holiday taken but not accrued by the date of termination of the Employment.

8.    MEDICAL AND SICKNESS

      8.1 The Company may where the Executive is absent from work due to illness, accident or other incapacity or where the Board considers that the Executive is not performing his duties properly require the Executive to be examined by a medical adviser nominated by the Company, and the Executive consents to the medical adviser disclosing the results of the examination to the Company.

      8.2 If the Executive is absent from work due to illness, accident or other incapacity, he shall deliver or cause to be delivered promptly to the Company:

             8.2.1 in the case of an absence of seven consecutive days or less, a form of self-certification of illness or accident absence; and

             8.2.2 in the case of a longer absence, a certificate from a medical practitioner on the eighth day of absence and weekly thereafter.

      8.3 The Company shall pay the Executive for up to 12 months during periods of absence due to illness, accident and/or other incapacity (which is duly certified in accordance with Clause 8.2). For the first six months of absence, the Executive shall be entitled to full basic salary (as provided in clause 4.1) and for the subsequent six months of absence, the Executive shall be entitled to half basic salary. All payments made by the Company shall be inclusive of payments made to the Executive under the Statutory Sick Pay Scheme and Sickness Benefit in respect of the period concerned.

      8.4 If the Executive is unable to perform his duties under this Agreement by reason of illness, accident or other incapacity for a period of 24 weeks or more in any 12 month period, the Company shall be entitled to terminate the Employment upon written notice of not less than six months.

      8.5 If the illness, accident or other incapacity is caused by the act or omission of a third party the Executive must, at the Company's request, include in any claim for damages against such third party a claim in respect of monies paid by the Company under this clause 8 and must refund to the Company any damages recovered under that head.

9.    CONFIDENTIAL INFORMATION

      9.1 Except in the proper performance of his duties or with the prior written consent of the Company, the Executive will not either during the Employment or at any time afterwards use or divulge to any person any information of a private, confidential or secret nature concerning the business, products, processes or affairs of the Company or any Associated Company or of any person having dealings with the Company or any Associated Company and which comes to his knowledge during the course of or in connection with the Employment or his holding any position within the Company or any Associated Company.

      9.2 The Executive will promptly, whenever requested by the Company and in any event upon the termination of the Employment with the Company, deliver up to the Company all correspondence and all other documents, papers and records which may have been prepared by him or have come into his possession in the course of the Employment with the Company (except for any such documents which may be considered by the Company to be in the public domain), and all electronic equipment, computer software or hardware and other property used in connection with the operations of the Company or Associated Company, and he may not retain any copies. Title to and copyright in such correspondence and other documents, papers, records and property shall vest in the Company.

      9.3 Breach of this clause 9 will normally be regarded as serious misconduct and may also lead to further legal action against the individual or companies involved.

      9.4 No statement to the press or other media regarding the Company or its business shall be made by the Executive unless approved in advance by at least one member of the Board.

10.   TERMINATION

      10.1 The Company shall be entitled to terminate the Employment forthwith if the Executive shall:

             10.1.1 be guilty of dishonesty (whether relating to the Company or any Associated Company or not) or serious or persistent misconduct or any other conduct which, in the opinion of the Board, tends to bring the Executive or the Company or any Associated Company into disrepute;

             10.1.2 without reasonable cause willfully neglect or refuse to discharge his duties or to attend to the business of the Company or of any Associated Company;

             10.1.3 commit any material breach of this Agreement (other than a breach which (being capable of being remedied) shall be remedied forthwith upon the Executive being called upon to do so in writing by the Board);

             10.1.4 be convicted of any criminal offence (excluding an offence under road traffic legislation in the United Kingdom or elsewhere, for which the Executive is not sentenced to any term of imprisonment, whether suspended or not);

             10.1.5 in the opinion of the Board, fails to exercise reasonable skill and care in the performance of his duties;

             10.1.6 have an order made by any competent court for the appointment of a receiver or other person to exercise powers with respect to his property or affairs;

             10.1.7 become bankrupt or make any composition or enter into any deed of arrangement with his creditors;

             10.1.8  be disqualified from holding office in any company;

             10.1.9 resign as a director of the Company (or of any Associated Company) except at the request of the Company (or such Associated Company);

      10.2 The Company shall be entitled to terminate the Employment on not less than six months prior written notice if the Executive is unable as a result of illness, accident or other incapacity to properly perform his duties hereunder for a period of 24 weeks in any 12-month period.

11.   RESTRICTIONS ON COMPETITION

      11.1 The Executive shall not, for the first 12 months after the end of the Employment, either on his own account or on behalf of any other legal person, and in competition with the Company or in any Associate, directly or indirectly engage in or be concerned with, or employed in, any trade or business competitive with that carried on by the Company or its Associates.

      11.2 The Executive shall not, for the first 12 months after the end of the Employment solicit or accept orders for products or services competitive with those of the Company or any Associates from customers of the Company or Associates with whom the Executive dealt during the last six months of the Employment.

12.   RESIGNATION FROM OFFICE ON TERMINATION OF EMPLOYMENT

      Upon termination of his employment the Executive shall, at the request of the Board and without further claim for compensation, resign from all offices held by him in the Company or in any Associated Company and from all other appointments or offices which he holds as nominee or representative of the Company or any Associate Company and if he fails to do so, the Company is irrevocably authorised by the Executive to appoint some person in the Executive's name and on the Executive's behalf to execute such documents and to do such other things as are reasonably necessary to give effect to such resignations.

13.   LITIGATION ASSISTANCE

      The Executive covenants and agrees that he shall, upon reasonable notice, during the term of this Agreement and for two years after the expiration or termination thereof, furnish such information and proper assistance to the Company as may be reasonably required by the Company in connection with any litigation in which it or any Associated Company is, or may become, a party. The Company shall reimburse the Executive for all reasonable out of pocket expenses incurred by him in furnishing such information and assistance.

14.   INTELLECTUAL PROPERTY

      14.1 The Executive will promptly disclose to the Company any invention, development, discovery, improvement, new software or source code or design made by him whether alone or with others during the performance of his duties as an employee and whether or not the same is capable of protection as intellectual property by patent, copyright, design right, as a trade mark or by other means and he shall not use, disclose to any person or exploit the same without the express prior written consent of the Company.

      14.2 Subject to any rights granted to the Executive by the Patents Act 1977 which cannot be excluded by agreement, any invention, discovery, design, development, or improvement whether or not capable of protection by patent registered design or otherwise and any copyright in any document, letter, software or other work protectable by copyright suggested written, created, designed, invented, conceived or acquired by the Executive during the course of his employment ("the Intellectual Property") shall belong absolutely to the Company and to the extent that some or all of the rights pertaining to the Intellectual Property do not vest automatically in the Company the Executive hereby as beneficial owner assigns to the Company all his rights whatsoever in the Intellectual Property. The Executive will provide the Company with full details and information with regard thereto and will at the request and expense of the Company apply to join with the Company in applying for registration of any of the Intellectual Property in the United Kingdom and/or in any other part of the world as specified by the Company.

      14.3 The Executive will at the Company's request and expense do all such things and sign all documents or instruments reasonably necessary in the opinion of the Company to obtain, defend and enforce its rights in the Intellectual Property and in the meantime will hold all interest therein in trust for the Company. The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute any such document or instrument and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this Clause 15 and in favour of any third party a certificate in writing signed by any Director or Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

      14.4 The Executive hereby waives all moral rights in any copyright works originated, conceived, written or made by him (either alone or with others) and agrees not to claim that any treatment, exploitation or use of the said works infringe such moral rights (including but not limited to the right to be identified, the right to object to derogatory treatment and the right against false attribution).

      14.5 Each of the obligations under this Clause 14 is enforceable independently of each of the others and its validity will not be affected if any of the others is unenforceable to any extent.

      14.6 Rights and obligations under this Clause 14 shall continue in force after termination of the Employment in respect of Intellectual Property and shall be binding on the Executive's personal representatives.

15.   DATA PROTECTION

      15.1 The Executive agrees that the Company may use information about him which he may provide to the Company or which the Company may acquire during the course of this Agreement provided that such use is in accordance with the Data Protection Act 1998.

      15.2 The Executive hereby consents to the processing of any data relating to him, in particular, to the processing of any "sensitive personal data" (as defined in the Data Protection Act 1998) relating to him (including, for example, information relating to his health or racial or ethnic origin).

      15.3 The Executive authorises the transfer of any personal data held pursuant to the terms and conditions of his employment by the Company to any third party located outside the United Kingdom.

16.   REDUNDANCY

      16.1 If, during the first 12 months of this Agreement, the Company is to be wound up or is to cease to trade in the United Kingdom for any reason, the Company reserves the option to terminate the Employment by paying in lieu of notice three months basic salary. In addition, the Company shall pay the Executive either (a) a further three months basic salary or (b) the remaining unpaid portion of the Executive's basis salary for the first 12 months whichever sum is the greater. The payment made under this clause 16.1 shall be subject to deductions for income tax and national insurance contributions as appropriate.

      16.2 If the Employment is not renewed on the expiry of the fixed period or any renewal or extension of it, the Executive agrees that he shall have no entitlement to statutory redundancy pay.

17.   OTHER AGREEMENTS

      17.1 This Agreement shall, from the Commencement Date, operate in substitution for any terms of service previously in force (whether written or oral) between the Company and/or any Associated Company and the Executive and the Executive acknowledges and warrants that there are no agreements or arrangements whether written, oral or implied between the Company or any Associated Company and the Executive relating to the employment of the Executive other than those expressly set out or referred to in this Agreement and that he is not entering into this Agreement in reliance on any representation not expressly set out herein.

      17.2 The Executive shall comply with all of the Company's rules, regulations and policies from time to time in force. In the event of any conflict between such rules, regulations and policies and this Agreement, this Agreement shall prevail.

18.   NOTICES

      18.1 Any notice to be given by either party hereunder shall be in writing and, in the case of the Company, may be delivered or sent by first class post or telex or facsimile process to the Company at its registered office for the time being and, in the case of the Executive, may be delivered to his or sent by first class post to his usual or last known address.

      18.2 Unless the contrary is proved, any such notice or other document shall be deemed to have been served:

             18.2.1  if delivered, at the time of delivery;

             18.2.2 if posted, at 10.00am on the second working day after it was put into the post; or

             18.2.3 if sent by telex or facsimile process, at the expiration of 2 hours after the time of dispatch, if dispatched before 3.00pm on any working day, and in any other case at 10.00am on the working day following the date of dispatch.

      18.3 In proving such service it shall be sufficient to prove that delivery was made or that the envelope containing such notice or other document was properly addressed and posted as a pre-paid first class letter, or that the telex or facsimile message was properly addressed and dispatched as the case may be.

19.   MISCELLANEOUS

      19.1 Any amendment to this Agreement shall be in writing signed by the parties and expressed to be for the purpose of such amendment.

      19.2 This Agreement shall be governed by and construed in accordance with English law and each party submits to the exclusive jurisdiction of the English courts.

      19.3 The expiration or determination of the Employment howsoever arising, shall not affect any provision of this Agreement which is expressed to operate or have effect thereafter, and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.

      19.4 If at any time any term or provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any rule of law or enactment, such term or provision or part shall to that extent be deemed not to form part of this Agreement, but the enforceability of the remainder of this Agreement shall not be affected.

20.   STATUTORY PARTICULARS

      20.1 The following particulars are given in compliance with the Employment Rights Act 1996 so far as not already taken into account elsewhere to this Agreement:-

             20.1.1 There are no specific disciplinary rules applicable to the Employment but the Executive is expected at all times to conduct himself in a manner consistent with his senior status.

             20.1.2 In the event of the Executive either being dissatisfied with any disciplinary decision or wishing to seek to address any grievance relating to the Employment, he should first apply to the chairman. If the matter is not resolved within seven days, the Executive may appeal to the Board which will afford to the Executive the opportunity of a full and fair hearing at a meeting of the Board or a duly appointed committee thereof whose decision shall be final and binding.

             20.1.3 A Contracting Out Certificate under the Pension Schemes Act 1993 has not been issued in respect of the Employment.

             20.1.4 There are no collective agreements which affect the terms and conditions of Employment.

             20.1.5 There is no employment with a previous employer which counts as part of the Executive's continuous period of employment for the purposes of the Employment Rights Act 1996.


IN WITNESS whereof the parties have executed this Agreement on the date first above written.

SIGNED for and on behalf of
TCOMM (UK) LIMITED
by its duly authorised representative


SIGNATURE: /s/ Thomas J. Mazzarisi
           --------------------------------------------

PRINT NAME:   Thomas J. Mazzarisi
            -------------------------------------------


POSITION:    Director
          ---------------------------------------------



SIGNED BY



/s/ Stewart McLean
-------------------------------------------------------
STEWART MCLEAN

                                    SCHEDULE





The Executive shall be granted an option to purchase 100,000 shares of JAG Media Holdings, Inc. common stock, which shall be issued pursuant to the long-term incentive plan of JAG Media Holdings, Inc (a copy of which shall be provided to the Executive). The option shall have the following vesting schedule and exercise prices:


VESTING DATE                  # OF SHARES                EXERCISE PRICE
------------                  -----------                --------------

1st Day of Month 13           25,000                     US$0.50

1st Day of Month 19           25,000                     US$0.50

1st Day of Month 25           25,000                     US$0.75

1st Day of Month 31           25,000                     US$1.00